UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            TCOM VENTURES CORPORATION
                     (formerly Telecom Wireless Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                    94-3172556
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


               5299 DTC Boulevard, Suite 1120, Englewood, CO 80111
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                              AMENDED AND RESTATED
                      2000 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)


                                Calvin D. Smiley
                                    President
                            TCOM Ventures Corporation
                         5299 DTC Boulevard, Suite 1120
                               Englewood, CO 80111
                     (Name and address of agent for service)


                                 (303) 416-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                          Proposed       Proposed
                                                          maximum        maximum
            Title of each class              Amount       offering      aggregate      Amount of
               of securities                 to be         price         offering    registration
              to be registered           Registered(1)    per unit        price           fee
           -----------------------       -------------   ----------     -----------  --------------


Common Stock, $.001 par value per share,
underlying Non-qualified Stock Option
Plan (2)                                   2,500,000        $.44        $1,100,000
TOTAL                                      2,500,000        $.44        $1,100,000        $379.31


(1) Pursuant to Rule 416, TCOM Ventures Corporation is also registering such indeterminate number of shares of common stock that may be issuable upon exercise of stock options by reason of stock splits, stock dividends or similar transactions.


(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $0.44 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board of September 1, 2000) for the additional 2,500,000 shares reserved for issuance under the Amended and Restated 2000 Non-Qualified Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Amended and Restated 2000 Non-Qualified Stock Option Plan (the "Stock Plan") and holders of the Non-Qualified Stock Option Agreements as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference.

     The following documents, which have been filed by TCOM Ventures Corporation with the Commission are incorporated by reference herein and shall be deemed a part hereof.

     (1) Registration Statement on Form SB-2 effective February 24, 2000 (File No. 333-91717), filed pursuant to the Securities Act of 1933, as amended ("Securities Act").

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 24, 2000.

     (3) The description of the Company's Common Stock, par value $.001 per share, contained in its Registration Statement on Form SB-2 filed under the Securities Act, including any amendment or report filed for the purpose of updating such description

     All other  documents  filed by the Company with the Commission  pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents")

     Any statement contained in an Incorporated Document shall be deemed to be modified and superseded for the purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.   Description Of Securities

         Not Applicable

Item 5.   Interest Of Named Experts And Counsel

         Not Applicable

Item 6.   Indemnification Of Directors And Officers

     The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     Article IX of the Company's Articles of Incorporation, as amended, provides:

     "The Corporation shall provide indemnification and/or exculpation to its Directors, Officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Delaware and by any additional applicable federal or state laws or court decisions.

     Article XI of the Company's Bylaws provide that provisions with respect to indemnification and exculpation shall be as set forth in the Articles of Incorporation.

Item 7.   Exemption From Registration Claimed

     The restricted securities not acquired under a registration statement filed under the Securities Act which are to be reoffered or resold pursuant to this registration statement were originally issued by the Company either to Selling Shareholders, who, at the time of issuance were officers or employees of the Company, pursuant to the exemption from registration provided by Rule 701 under the Securities Act of 1933, or to Selling Shareholders, who at the time of issuance were officers or key employees of the Company, pursuant to the exemptions from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act. Each of the latter group of Selling Shareholders had access to adequate information prior to his or acquisition of stock as a result of a business relationship with the Company. In addition, at the time of purchase, each such Selling Shareholder represented that he or she was acquiring such securities for his own account for investment, without any present intention of selling or further distributing the same.

Item 8.   Exhibits

Number     Description of Document
------     ------------------------

4.1(1)*    Amended and Restated 2000 Non-Qualified Stock Option Plan
4.2*       Resale Prospectus
 5.1*      Opinion of Vanderkam & Sanders
23.1*      Consent of Vanderkam & Sanders (included in Exhibit 5.1)
23.2*      Consent of Ehrhardt Keefe Steiner & Hottman PC, Englewood, Colorado
23.3*      Consent of Gerstle, Rosen & Associates, P.A., Boca Raton, Florida
23.4*      Consent of Girardin, Baldwin & Associates LLP, Naples, Florida

-----------------

*    Filed herewith

Item 9.  Undertakings

(a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 28, 2000.


                                         TCOM VENTURES CORPORATION


                                         By: /s/ Calvin D. Smiley
                                            --------------------------------
                                             Calvin D. Smiley, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Roberts, Calvin D. Smiley and Kosta S. Kovachev, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and, other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                 Title                             Date
      -----------               -------                           ------

/s/ James C. Roberts     Chairman of the Board            September 28, 2000
-----------------------  and Director
James C. Roberts


/s/ Calvin D. Smiley     President, Principal Executive   September 28, 2000
-----------------------  Officer and Director
Calvin D. Smiley

/s/ Kosta S. Kovachev    Principal Financial Officer and  September 28, 2000
-----------------------  Director
Kosta S. Kovachev

/s/ C. Stephen Guyer     Vice President - Corporate       September 28, 2000
-----------------------  Finance, Controller and
C. Stephen Guyer         Principal Accounting Officer